Exhibit 10.1
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
CONFIDENTIAL
AMENDMENT NO. 4 TO DEVELOPMENT, LICENSE
AND COMMERCIALIZATION AGREEMENT
IDENIX PHARMACEUTICALS, INC.
IDENIX (CAYMAN) LIMITED
NOVARTIS PHARMA AG

AMENDMENT NO. 4 TO DEVELOPMENT, LICENSE
AND COMMERCIALIZATION AGREEMENT
     This Amendment No. 4 (“Amendment No. 4”) to the Development, License and Commercialization Agreement is made as of 28 September 2007 (“Amendment Signing Date”) between Idenix Pharmaceuticals, Inc. of 60 Hampshire Street, Cambridge, Massachusetts 02139, USA (“Idenix U.S.”), Idenix (Cayman) Limited c/o Walkers SPV Limited, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands (“Idenix Cayman” and, together with Idenix U.S., “Idenix”), and Novartis Pharma AG of Forum 1, Novartis Campus, 4056 Basel, Switzerland (“Novartis”).
INTRODUCTION
     Novartis and Idenix are parties to the Development, License and Commercialization Agreement made as of May 8, 2003, as amended by Amendment No. 1 dated as of April 30, 2004, Amendment No. 2 dated as of December 21, 2004, and Amendment No. 3 dated as of February 27, 2006 (as so amended, the “Prior Agreement”, and as amended by this Amendment No. 4, the “Agreement”).
     Novartis and Idenix now revise certain terms and conditions of the Agreement to give effect to the Parties’ agreement that Novartis will take over control of Development, Commercialization and Manufacture of the LdT Product and related matters, on a worldwide basis from the Amendment Effective Date.
     Novartis and Idenix will also enter into a Transition Services Agreement (“Transition Agreement”) on the Amendment Effective Date to provide Transition Services (as defined in the Transition Agreement) to Novartis, to facilitate the efficient and successful transition of the full control of the Development and Commercialization of the LdT Product from Idenix to Novartis.
     IN CONSIDERATION of the mutual covenants in this Amendment No. 4, Idenix and Novartis agree:
     1. Definitions. Unless otherwise defined or amended by the terms of this Amendment No. 4 (including the attached Exhibits), all initial capitalized defined terms used have the meanings as defined in the Agreement. In addition, for purposes of this Amendment No. 4, the Parties agree to the following additional definitions:
     “Amendment Effective Date”. Amendment Effective Date shall mean 1 October 2007.
     “Transferring Agreements”. Transferring Agreements shall mean the agreements between Idenix and Third Parties so referred to in Exhibit V and any other agreements Novartis agrees in writing to have assigned to it.
     “Assumed Liabilities”. Assumed Liabilities shall mean liabilities and obligations in accordance with the terms of assignment of the Transferring Agreements and, if applicable, To Be Decided Agreements, assigned to Novartis, to the extent that the liabilities and obligations arise after their respective effective dates of assignment to Novartis, Novartis’ obligations under Section 2(d) and (e), and Novartis’ share of Committed Arrangements and Accounts Receivables to be paid by Novartis under Section 7.

     “Committed Arrangements”. Committed Arrangements shall mean commitments with respect to activities, events or other commitments agreed to between the Parties to be undertaken before the Amendment Signing Date, where costs and expenses are governed by and are to be shared in accordance with the Prior Agreement, including those activities, events and other commitments.
     “Rejected Agreements” shall mean all the agreements between Idenix and Third Parties relating to LdT Product other than the Transferring Agreements or To Be Decided Agreements, including those so referred to in Exhibit V.
     “Retained Liabilities” shall mean obligations and liabilities under the Transferring Agreements, To Be Decided Agreements, Rejected Agreements or otherwise arising from agreements between Idenix and Third Parties with respect to the LdT Product arising before the Amendment Effective Date that are not Assumed Liabilities.
     “To Be Decided Agreements”. To Be Decided Agreements shall mean the agreements between Idenix and Third Parties so referred to in Exhibit V, which Novartis will decide whether or not it requires assignment of, after the Amendment Effective Date.
     2. Transfer.
     (a) As of the Amendment Effective Date, the Prior Agreement is amended by including Exhibit T to give effect to the Parties’ agreement that Novartis will take over control of Development, Commercialization and Manufacture of the LdT Product and related matters, on a worldwide basis from the Amendment Effective Date. The provisions of Exhibit T apply solely to the LdT Product. The Agreement otherwise remains in effect for Products other than the LdT Product. In addition, all provisions of the Agreement not amended by Exhibit T remain in effect also with respect to the LdT Product.
     (b) Other than the Assumed Liabilities, Novartis and its Affiliates do not assume or agree to undertake to pay, satisfy, discharge or perform, and will not be deemed (i) by entering into this Amendment No. 4 or any document consequent upon this Amendment No. 4, or (ii) by consummation of transactions contemplated by this Amendment No. 4, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any liability, obligation, indebtedness or tax of Idenix or its Affiliates, or in any other way relating to the LdT Product, except as set out in this Amendment 4.
     (c) Subject only to Section 2(d) and (e), notwithstanding any provision to the contrary in this Amendment No. 4, Idenix and its Affiliates will remain liable for all Retained Liabilities.
     (d) In respect of the Terminated Agreements identified in (c) (i) to (iii) of the Introduction to Exhibit T, the Parties agree that all amounts that were due and owing between the Parties in respect of Section 5.3(a) of the Supply Agreement are settled in full and final on payment by Novartis to Idenix within [**] days after the Amendment Effective Date of an amount equivalent to [**] percent ([**]%) of the Net Sales for the Novartis Territory (as defined in the Prior Agreement) for the period between the date of the First Commercial Sale of the LdT Product and the Amendment Effective Date. Upon payment of such amount in accordance with this Section, Novartis will not owe Idenix any additional amount for Net Sales in the Novartis Territory prior the Amendment Effective Date and each Party will waive any claim that a different calculation should be made to determine the payment from Novartis to Idenix under Section 5.3(a) of the Supply Agreement.
     (e) Each Party and its respective Affiliates remain liable for obligations and liabilities (including indemnities) on a GAAP / IFRS accrual basis:

     (i) in accordance with the terms of the Prior Agreement and the Terminated Agreements (as defined in Exhibit T) arising before the Amendment Effective Date, even if claims are made after the Amendment Effective Date; and
     (ii) pursuant to the Agreement, on or after the Amendment Effective Date.
     3. Employees.
     (a) To facilitate the efficient and successful transition of full control to Novartis of Development and Commercialization of the LdT Product and related matters, Idenix will use Commercially Reasonable Efforts to retain the employees Idenix would have terminated on the Amendment Effective Date to provide Transition Services to Novartis, if their names are specified in the Transition Agreement to provide Transition Services (“Transition Employee”).
     (b) Novartis or its Affiliates may interview and enter into discussions with the Transition Employees and Idenix sales representatives in Germany regarding employment with Novartis or its Affiliates. Novartis and its Affiliates are under no obligation to enter into arrangements with any of those persons, but may do so. Should agreement be reached between Novartis or its Affiliates and any of those persons to enter into employment agreements with Novartis or its Affiliates at any time within [**] of the Amendment Effective Date, (“Transferred Employees”), Idenix agrees that those persons will, by this Amendment No.4, be released from all non-compete and similar obligations that they would otherwise be bound to Idenix, for the purpose of their employment with Novartis or its Affiliates, and the Parties will use Commercially Reasonable Efforts to facilitate the new arrangements being put in place and taking effect expediently and amicably.
     (c) As between the Parties, Novartis and its Affiliates will be responsible for each Transferred Employee with respect to all costs from the commencement date of the employment agreement between the Transferred Employee and Novartis or its Affiliates.
     (d) In respect of each Transition Employee, other than a Transferred Employee, Idenix will make payment and use Commercially Reasonable Efforts to obtain releases for these employees in accordance with the Transition Agreement. In respect of any other employees of Idenix, Idenix will be free to determine retention or termination of the employee, and retains all liability in respect of the employee.
     (e) For all Idenix employees involved in the Development, Commercialization or Manufacture of the LdT Product before the Amendment Effective Date in any Major EU Country:
     (i) Idenix will use Commercially Reasonable Effort to agree to the termination of employment with the employee by payment of a severance payment equivalent to [**] salary (including any required notice period pursuant to local/country regulation) of that employee as at the Amendment Effective Date (except for the employees on probation pursuant to applicable country laws/regulations before the Amendment Effective Date), in full and final settlement for all payments (including salaries, taxes due to be paid by the relevant employer, other periodic outgoings with respect to their employment, damages, awards, claims and other costs or expenses) due from his/her employment or the termination of employment (including, as regards the non-compliance with any applicable employment or labour laws or regulations, whether or not arising under or pursuant to the Acquired Rights Directive (77/187/EEC), as amended by Directive 98/50EC and consolidated in 2001/23/EC), or however otherwise arising). The agreement documenting the termination or severance settlement used will be agreed with Novartis, such agreement not to be unreasonably withheld. Without limiting the above, the agreement will contain a waiver of any claims the employee may have against the Idenix Affiliate and the Novartis Affiliate (whether through the Acquired

Rights Directive or otherwise), and refer to the Novartis Affiliate (both the above as requested by the Novartis Affiliate), and use Commercially Reasonable Efforts to comply with Law.
     (ii) Idenix will indemnify Novartis in respect of each employee who does not accept settlement under subsection (i) and claims to have become an employee of Novartis by operation of Law or claims employee benefits from Novartis, and will pay Novartis, and Idenix’ sole liability is limited to Idenix’ payment of, an amount equivalent to [**] salary of that employee as at the Amendment Effective Date within [**] days after Idenix receives an invoice for the above.
     (iii) As between the Parties, Novartis and its Affiliates will be liable for any claims made by the employees referred to under subsection (ii) arising against Novartis or its Affilaites due to the transactions contemplated under this Amendment No. 4 and the Transition Agreement, provided that Idenix has made the payment in accordance with that subsection and excluding any claims arising from acts or omissions of Idenix before the Amendment Effective Date with respect to those employees.
     4. Transfer of Development and Commercialization Material.
     On the Amendment Effective Date, or as part of the Transition Services, Idenix will deliver to Novartis all Development and Commercialization materials listed in the Schedules to the Transition Agreement and Idenix will transfer ownership and assigns all its copyright in the above materials to Novartis by this Amendment No. 4.
     5. Transferring Agreements, To Be Decided Agreements and Rejected Agreements.
     (a) Within [**] days following the Amendment Signing Date (and after as necessary), Novartis and Idenix will use Commercially Reasonable Efforts:
     (i) to assign the Transferring Agreements from Idenix to Novartis (or its designated Affiliate), including all rights, obligations and liabilities arising after the Amendment Effective Date; and
     (ii) to review and assess the To Be Decided Agreements, and Idenix and Novartis will work together in good faith to determine whether any To Be Decided Agreements should be terminated, assigned to Novartis or remain with Idenix and to resolve all related issues.
In the above, except in respect of Development Expenses referred to in clause 7.3 of the Transition Agreement, (A) Idenix will remain responsible and liable for any obligations or liabilities that arose before the effective date of assignment of the Transferring Agreements, and all obligations or liabilities from any Transferring Agreement that requires the other party’s consent which consent is not forthcoming on terms acceptable to Novartis; and (B) Novartis will not be obligated to accept an assignment of any To Be Decided Agreements. Novartis will pay the continuing costs invoiced after Amendment Effective Date for services and materials provided by Third Parties in respect of the LdT Product after the Amendment Effective Date in accordance with of the To Be Decided Agreements, for the period of [**] days from the Amendment Effective Date (or to the earlier or later date on which Novartis notifies Idenix that it does not require assignment of the particular a To Be Decided Agreement). Any costs incurred with respect to the assignment to Novartis or its Affiliates of any Transferring Agreements or To Be Decided Agreements, any other related costs, or termination or cancellation costs or penalties will be borne by Idenix.
     (b) Idenix will remain solely liable for all obligations and liabilities, and have sole control over the continuation, or termination or cancellation of the Rejected Agreements, including all continuing costs until expiry or termination, and all termination or cancellation costs and penalties if any agreements with it are not assigned to Novartis. In respect of [**], this Section applies after transition of distribution operations under Section 8 is completed and Novartis sends its notice under Section 8(h)(viii).
     6. Pre-payments/On-going payments.
     (a) The Parties agree that unless specifically provided for to the contrary in this Amendment No. 4, the following principles apply. All obligations and liabilities in connection with the Development, Commercialization and Manufacture of the LdT Product:
(i) accruing up to the Amendment Effective Date will be determined according to the Prior Agreement; and
(ii) accruing after the Amendment Effective Date will be borne by Novartis.
     (b) Each Party will:
(i) bear its share of all Development, Commercialization and Manufacturing costs and expenses with respect to Committed Arrangements for the LdT Product in accordance with the Prior Agreement, committed to up to the Amendment Effective Date;
(ii) make payments (or part of payments) for the Committed Arrangements for the LdT Product in accordance with the Prior Agreement that the Parties in good faith determine are accrued before the Amendment Effective Date even if activities, events or matters with respect to these commitments take place after that date;
(iii) (except as provided in sub-section (c)) not seek reimbursement and not be reimbursed for payment for the Committed Arrangements, even if the activity, event or matter for which it has paid or contributed to before the Amendment Effective Date, take place after that date.
     (c) Idenix will repay to Novartis on the Amendment Effective Date all Development costs charged to and paid by Novartis to Idenix that have not been incurred by Idenix before that date.
     7. Accounts Receivables.
     (a) For Section 7, 7A and 8,
     “Accounts Receivable” means each amount owing to Idenix from a debtor at close of business on the Amendment Effective Date for the supply of LdT Product in the US Territory before that date, documented in a list agreed between the Parties before the Amendment Effective Date to be assigned under this Section 7.
     “Net Accounts Receivable” means Idenix’ Accounts Receivable trial balance listed in its books at the close of business on that day, less an amount agreed by the parties related to chargebacks, write-downs, returns provisions and Rebates associated with those receivables.
     “NPC” means Novartis’ Affiliate, Novartis Pharmaceuticals Corporation.
     “Rebates” means all US state and federal Medicaid credits, chargebacks, utilization based or other rebates, reimbursements, refunds, discounts, allowances, and similar payments to wholesalers and other distributors, buying groups, insurers, other institutions and patients related to the LdT Product.

     (b) As of the Amendment Effective Date, Novartis’ Affiliate, NPC will buy the Idenix’ existing Accounts Receivable, for a price equal to the value of its Net Accounts Receivable.
     (c) NPC will pay Idenix for the Account Receivables it buys from Idenix [**] days after the Amendment Effective Date (or [**] days after the end of the month immediately following where the Account Receivable payment date if payment is not due by the above date).
     (d) NPC will have full right to collect the Accounts Receivable and to send letters to the debtors notifying them that NPC is the owner of the Accounts Receivable and payment for the Accounts Receivable should be sent to NPC in place of Idenix.
     (e) Idenix will reimburse NPC for each receivable (or portion of receivable) bought that NPC cannot collect or realize for any reason. Upon reimbursement, Idenix will reacquire all rights to the reimbursed uncollected Accounts Receivable balances.
     (f) NPC will process all Rebate payments and Ldt Product Returns as of Amendment Effecive Date. However:
(i)	where payment of aggregate Rebates by NPC for any period relating to a LdT Product launch date and ending with the third calender quarter of 2007 differs from the total Rebates assumed by NPC on the Amendment Effective Date, or

(ii)	where payment of aggregate returns by NPC for the specific lots identified in the list agreed between the Parties differ from the total returns provisions assumed by NPC on the Amendment Effective Date, then Idenix will reimburse NPC for the shortfall and NPC will reimburse Idenix for excess payment.
     7A. Interim Invoicing
     (a) For Section 7A,
“Invoicing Transfer Date” means [**] or another date NPC’s systems are able to take over invoicing of customers.
“Sales” means sales of LdT Product realised by Idenix on NPC’s account from the Amendment Effective Date to the Invoicing Transfer Date.
     (b) To facilitate smooth transitioning of invoicing, until the Invoicing Transfer Date, Idenix will make Sales and invoice customers for the Sales.
     (c) On the Invoicing Transfer Date, Idenix will issue a credit note to NPC for the Sales and transfer to NPC outstanding accounts receivables for the Sales. If Idenix receives payments for the Sales from customers, Idenix will account to NPC for the receipts.
     (d) Idenix will also provide NPC with all product marketing reporting data NPC requires by SKU for the Sales.
     8. Inventory and Continued Distribution
     (a) For Section 8,

“Commercial Inventory Transfer Date” means [**] or another date agreed between the Parties.
“Defective” in respect of LdT Product, includes, without limitation damaged, contaminated, has deteriorated or has an out of date expiration date as determined by Novartis’ policies.
“Inventory” means:
(i) good and saleable LdT Product in bulk and final packaged form owned by Idenix and in Idenix’ possession or control at the facilities of [**], or at the Warehouse, to be established in accordance with the stocktake and procedures under this Section 8 (“Commercial Inventory”); and
(ii) clinical trial materials (LdT Product and comparator) in bulk, primary and final packaged form (“Clinical Inventory”).
     “Inventory Notice” means the written notice given by Idenix to NPC under section 8(d).
     “Warehouse” means the warehouse of [**].
     (b) NPC will buy Idenix’ Inventory ascertained as follows. For Commercial Inventory that is at the Warehouse, Idenix will direct the inventory to be shipped to the address/es specified by NPC, and NPC will determine the quantity and ascribe the value upon receipt, in accordance with this Section 8. For Commercial Inventory at Novartis’ Affiliate’s premises, NPC will determine the quantity and ascribe the value in accordance with this Section 8 at the opening of business on the Amendment Effective Date. For Clinical Inventory, Idenix will deliver the inventory to NPC on the Amendment Effective Date and NPC will pay [**] for this inventory.
     (c) The Parties will create a list of all inventory noting the expiration date of each item, and excluding from the list each item that has an expiration date of less than [**] months from the Amendment Effective Date, and each item that is Defective.
     (d) Subject to subsection (c), the price of the Commercial Invetory will be calculated based on the following quantities and price as at [**]:

Minimum
Commercial Inventory type	expiration date	Quantity	Price
[**]	[**]	[**]	US$ [**]

[**]	[**]	[**]	US$ [**]
and pro-rated for actual quantity received by NPC.
     (e) Idenix will provide NPC with:
(i)	written confirmation that all Inventory included in the notice has been warehoused by Idenix U.S. and its Affiliates in accordance with Law;

(ii)	all other documents required by Law to enable use and/or sale of the Inventory by NPC; and

(iii)	a written notice specifying the total price of the Inventory calculated in accordance with this Section 8.
     (f) Subject to subsection (f), where NPC agrees with the Inventory Notice, NPC will pay Idenix the total price stated in the Inventory Notice within [**] days of receipt of delivery of the Inventory to the address/es specified by NPC, at which time title in the Inventory will pass to NPC. Where NPC does not agree, Article 13.6 of the Agreement will apply.
     (g) NPC will use Commercially Reasonable Efforts to sell the Inventory (but will be under no obligation to sell Idenix’ Inventory before its own inventory). NPC will invoice Idenix for Inventory that cannot be sold or that are returned by customers because they are Defective and the total price of the Inventory will be deemed reduced by that amount. NPC will invoice Idenix by way of charge back for the Defective Inventory, and Idenix will pay NPC the amount of the charge back within [**] days of receipt of delivery of the charge back invoice.
     (h) Idenix will destroy, in accordance with all applicable Laws, any inventory of Product under Idenix’s possession or control that is not bought by NPC (or sold to Third Parties by agreement with Novartis) under this Section 8 as promptly as practicable.
     (i) To enable continuity of distribution operations between the Amendment Effective Date and the Commercial Inventory Transfer Date:
(i) Idenix will continue to book sales of Inventory shipped from [**] and record related Rebates (as defined in Section 7 above) ;
(ii) Idenix will transfer to NPC Net Sales less the purchase price paid by Idenix under the Commercial Manufacturing Agreement identified in (c)(ii) of the Introduction to Exhibit T, and Rebates, for sales in subsection (i), between the Amendment Effective Date and the Commercial Inventory Transfer Date ;
(iii) NPC will buy the additional Net Accounts Receivable (as defined in Section 7) which arise from sales between the Amendment Effective Date and the Commercial Inventory Transfer Date in accordance with Section 7;
(iv) NPC and Idenix will co-operate with each other and each will issue its own notice to all its customers, notifying them that the TYZEKA® will be supplied by NPC the Commercial Inventory Transfer Date, unless the parties agree another date;
(v) immediately after Idenix’ announcement under Section 15, Idenix will give notice to and make arrangements with [**] for most of the Inventory to be shipped to NPC (as directed by NPC) at the address/es specified by NPC;
(vi) NPC will log in Inventory received and perform QA/QC validations to enable the Inventory shipped to NPC;
(vii) the procedure in subsection (f) will apply for Inventory found to be Defective under subsection(h)(vi); and
(viii) Once NPC is on line and ready to ship Inventory, NPC and Idenix will send a second notice to all customers confirming the above change in subsection (iii), and notify [**] to stop all further distribution and ship all remaining Inventory to NPC at the address/es specified by NPC.
     9. Idenix Representations. Idenix represents and warrants to Novartis that as of (a) the Amendment Signing Date, and (b) the Amendment Effective Date, that it and its Affiliates are not aware of any actual, planned or threatened Third Party claim (other than standard accounts payable / receivable and similar obligations incurred in the ordinary course of business), legal or administrative proceedings, arising in connection with or related to the Commercialization, Development or Manufacturing of the LdT Product under the Agreement, any Assigned Agreement or Third Party Agreement, or any act or omission occurring on or before (i) the Amendment Signing Date, or (ii) the Amendment Effective Date (as the case may be), that may give rise to any of the above.
     10. Idenix Indemnities. Subject to Section 2(e), in addition to the indemnity continuing after the Amendment Effective Date under Section 11.5 of the Agreement, Idenix will defend, indemnify and hold harmless Novartis and its Affiliates and their respective directors, officers, employees and agents, at Idenix’ cost and expense, from and against all liability, loss, damage, cost, fees and expenses (including reasonable legal fees and expenses) arising out of:
     (a) any breach by Idenix or its Affiliates of its obligations, representations and warranties included in Amendment No. 4;
     (b) any claim, legal or administrative proceeding, brought by an individual who was a director, officer, employee, or contractor of Idenix or its Affiliates on or before the Amendment Signing Date, relating to any act or omission by Idenix or its Affiliates before the date on which s/he becomes a director, officer, employee, or contractor of Novartis or its Affiliate (subject to the limitation on claims arising due to the transfer of employees by operation of law in accordance with Section 3(e)) (“Retained Employee Liability”); or
     (c) any Retained Liabilities.
     11. Novartis Indemnities. Subject to Section 2(e), in addition to the indemnity continuing after the Amendment Effective Date under Section 11.5 of the Agreement, Novartis will defend, indemnify and hold harmless Idenix and its Affiliates and their respective directors, officers, employees and agents, at Novartis’ cost and expense, from and against all liability loss, damage, cost, fees and expenses (including reasonable legal fees and expenses) arising out of:
     (a) any breach by Novartis or its Affiliates of its obligations included in Amendment No. 4;
     (b) any claim, legal or administrative proceeding, brought by an individual who was a director, officer, employee, or contractor of Idenix or its Affiliates on or before the Amendment Signing Date, relating to any act or omission by Novartis or its Affiliates on or after the date on which s/he becomes a director, officer, employee, or contractor of Novartis or its Affiliate, other than any Retained Employee Liabilities or incurred under Section 3 above; or
     (c) any Assumed Liabilities.
     12. Reservations. The representations, warranties and indemnities in 9, 10 and 11 above do not in any way limit the force or effect of the representations, warranties, covenants and indemnities that continue to have application to the LdT Product and generally pursuant to the Agreement. The procedures in Section 11.5(c) of the Agreement will apply with respect to the indemnities in Sections 10 and 11 above.
     13. Idenix Restrictions. Except as required by Law, as authorized by this Amendment No. 4, or at Novartis’ request or with its prior approval, Idenix will not, after the Amendment Effective Date, carry out any act (including communication with Regulatory Authority or third party), enter into any agreement or incur any expense, in connection with Development, Commercialization or Manufacture of the LdT Product, and will refer to Novartis all enquiries by Third Parties, including by any Regulatory Authority.

     14. Further Acts. Each Party covenants and agrees, without the necessity of any further consideration, to execute, acknowledge and deliver all other documents (in form and content reasonably satisfactory to the other Party) and to take any other action as may be reasonably necessary to carry out the intent and purposes of this Amendment No.4, and will do so promptly.
     15. Announcements. A Party may disclose the terms of this Amendment No. 4 only if that Party reasonably determines, based on advice from its counsel, that it is required to make the disclosure by applicable law, regulation or legal process, including without limitation by the rules or regulations of the U.S. Securities and Exchange Commission (“SEC”) or similar regulatory agency in a country other than the U. S. or of any stock exchange or NASDAQ (“Authority”). The Parties will cooperate with each other to ensure the disclosing Party discloses only those terms of this Amendment No. 4 as the disclosing Party reasonably determines, based on advice from its counsel, are required by applicable law, regulation or legal process to be disclosed. Each Party will deliver to the other Party promptly any written correspondence received by it or its representatives from the SEC, and advise the other Party promptly of any other material communication between it or its representatives with the SEC, with respect to any confidential treatment request with respect to this Amendment No. 4. Where a Party determines that it must publicly file this Amendment No. 4 with the Authority, that Party will (i) initially, file a redacted copy of this Amendment No. 4 in the form of Exhibit X (“Redacted Amendment No. 4”); (ii) request, and use Commercially Reasonable Efforts to obtain, confidential treatment of all terms redacted from such Redacted Amendment No. 4, provided that the specific redaction is permitted by Law or the applicable rules and regulations of the Authority’s, (iii) permit the other Party to review and approve such initial request for confidential treatment and any subsequent correspondence at least [**] days (or fewer, if necessary to comply with Law) before its submission to the SEC, and (iv) promptly deliver to the other Party any written correspondence received by it or its representatives from the SEC with respect to the confidential treatment request and promptly advise the other Party of any other material communications between it or its representatives with SEC with respect to such confidential treatment request.
     16. Status. This Amendment No. 4 amends and supplements the Agreement. Except as otherwise provided for in this Amendment No. 4, the Agreement remains unaffected and in full force and effect. This Amendment No. 4 is deemed incorporated into and becomes part of the Agreement, and is subject to the terms of the Agreement except as here amended.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

EXECUTION Idenix and Novartis execute this Amendment No. 4 by their authorized representatives, as of the date first written above.

IDENIX PHARMACEUTICALS, INC.
By:	/s/ Jean-Pierre Sommadossi
	Name:	Jean-Pierre Sommadossi
	Title:	CEO

IDENIX (CAYMAN) LIMITED
By:	/s/ John Weidenbruch
	Name:	John Weidenbruch
	Title:	Director

NOVARTIS PHARMA AG
By:	/s/ Thomas Ebeling
	Name:	T. Ebeling
	Title	CEO

By:	/s/ Robert Pelzer
	Name:	R. Pelzer
	Title:	General Counsel

EXHIBIT T
Amendment No. 4 Novartis Worldwide Development, Commercialization and Manufacture of LdT
Product and related matters
     As of the Amendment Effective Date, the Prior Agreement is amended in accordance with the Terms and Conditions of this Exhibit T solely with respect to the LdT Product to give effect to the Parties’ intention that Novartis will take over control of the Development, Commercialization and Manufacture of the LdT Product and related matters on a worldwide basis.
Introduction
     This Introduction provides an overview of the changes intended by the Parties with respect to the LdT Product included in this Exhibit T is set out below:
     (a) Idenix and Novartis terminate Co-Commercialization for the US Territory and the Major EU Countries and Novartis takes over control of Development, Manufacture and Commercialization worldwide, and books sales.
     (b) Novartis pays Idenix royalties for the US Territory, the Major EU Countries and the Rest of World Territory.
     (c) Idenix and Novartis terminate:
     (i) the Supply Agreement;
     (ii) the Commercial Manufacturing Agreement between Novartis and Idenix US for the supply of the LdT Product for the US Territory dated June 22, 2006;
     (iii) [**];
     (iv) the Pharmacovigilance Agreement effective April 30, 2004 (which was Amendment No. 1 to the Prior Agreement); and
     (v) [**],
     ((i) — (v) together, the “Terminated Agreements”).
     (d) Idenix grants to Novartis a license to Manufacture worldwide.
     (e) The Joint Operations Committee, the Joint Manufacturing Committee and the Joint Country Commercialization Committees are eliminated.
     (f) Novartis has a casting vote at the Joint Steering Committee and all Joint Sub-Committees.
     (g) Idenix transfers to Novartis the Registration Filings (including NDAs and INDs) and Regulatory Approval for the US Territory.
     (h) Novartis takes over control of Registration Filings (including NDAs, INDs and CTAs), Regulatory Approvals, and related matters worldwide, including ongoing clinical trials.
     (i) Idenix transfers to Novartis the Idenix solely-owned LdT Product Patent Rights (as defined below) worldwide to Novartis.
     (j) Idenix transfers to Novartis or its Affiliate the trademark TYZEKA in the US Territory and all its interest in the TYZEKA domain names.
     (k) Novartis may sublicense to its Affiliates or Third Parties its rights under the Agreement without Idenix’ consent unless sublicensing Novartis’ entire rights to the LdT Product under this Agreement.
     (l) Novartis bears all prospective costs for the Development, Manufacture and Commercialization the LdT Product.
     This Introduction is intended only to be an aid to understanding Exhibit T and shall not itself be deemed to amend the Prior Agreement.
Terms and Conditions
     Exhibit T sets out changes to the Agreement applicable to the LdT Product only, and has no application to or impact on the Agreement other than solely in connection with the LdT Product.

Exhibit T does not amend the Prior Agreement with respect to any Product other than the LdT Product or any Drug Candidate other than LdT. All other provisions of the Agreement that have application to the LdT Product remain unaltered by Amendment No. 4.
     Idenix and Novartis hereby terminate the Terminated Agreements; provided that the provisions of Section 12.5(a) (“Effect of Termination”) (but not 12.5(b), (c) and (d)) of the Supply Agreement, and Section 16.2 of the Commercial Manufacturing Agreement shall survive termination.
ARTICLE 1
DEFINITIONS
     1.1 Amended Definitions. The following defined terms in Article 1 of the Agreement are deleted and replaced by the following:
“Country Term”. Country Term shall mean, on a Product-by-Product and a country-by-country basis for each country in the Territory, the period commencing on the relevant Selection Date and ending on the latest of (a) the latest date on which the Manufacture, use, offer for sale, sale or importation of such Product in such country is Covered by a Valid Claim of Idenix Patent Rights or Collaboration Patent Rights, (b) the twentieth (20th) anniversary of the First Commercial Sale of such Product in such country, and (c) the termination of the applicable Market Exclusivity Period, or ending on such later date as the Parties may agree pursuant to Section 12.2, provided that for the purpose of this definition of “Country Term”, LdT Product Patent Rights assigned to Novartis under or pursuant to this Amendment No. 4 shall be deemed Idenix Patent Rights.
“Lead Regulatory Party”. Lead Regulatory Party shall mean Novartis with respect to the LdT Product.
“Market Exclusivity Period”. Market Exclusivity Period shall mean, with respect to the LdT Product in each country, that period of time during which (a) a Party has the exclusive legal right, whether by means of a Valid Claim in a Patent Right or through other rights granted by a governmental authority in such country (each Patent Right containing such claim or each such other right, a “Market Exclusivity Right”), to market, price and sell the LdT Product in such country, and (b) no generic equivalent of the LdT Product is marketed in such country by any person other than Novartis or its Affiliates.
“Novartis Territory” Novartis Territory shall mean worldwide.
“Product Trademark[s]”. Product Trademark[s] shall mean TYZEKA and SEBIVO and any other trademarks and service marks determined by Novartis for use in connection with the distribution, marketing, promotion and sale of the LdT Product in the Territory and/or accompanying logos, trade dress and/or indicia of origin; provided that Product Trademarks shall not, without Idenix’ prior written consent, contain the word “Idenix” or any confusingly similar word (inventory and Development and Commercialization materials acquired from Idenix containing reference to Idenix at the time of transfer excepted).
     1.2 Additional Definitions. The following defined terms are added to the list in Article 1 for purposes of this Exhibit T:
“Commercialization Report”. Commercialization Report shall mean a quarterly report, by Region, that provides the following “dashboard” information:
     (i) Monthly sales;
     (ii) Market share by evolution;
     (iii) for the US Region:

•	Factory TYZEKA sales;

•	TYZEKA sales objective;

•	% TYZEKA sales to objective;

•	TYZEKA new prescriptions (new Rx);

•	TYZEKA total prescriptions (total Rx);

•	Prescription (TRx) forecasted demand vs actual TRx;

•	Revenue market share for TYZEKA and HBV competitors;

•	Prescription Market Share for TYZEKA and HBV competitors; and
(iv) for each of the Major EU Countries:
•	Third Party SEBIVO sales;

•	SEBIVO sales objective;

•	% sales to objective;

•	Revenue market share for SEBIVO and HBV competitors;

•	Units or prescription market share for SEBIVO and HBV competitors.
“Consolidated Net Sales Report”. Consolidated Net Sales Report shall mean a consolidated report setting forth, for the LdT Product, the aggregate Net Sales by Region and the exchange rate used to calculate the US dollar equivalent (or the sales in local currency).

“LdT Product Patent Rights” means those Idenix LdT Product Patent Rights identified in Exhibit Y, Z or AA where Idenix is the patent owner, co-owner or licensee, including For the avoidance of doubt, pediatric exclusivity terms.

“Ongoing Clinical Trials”. Ongoing Clinical Trials shall mean the clinical trials for the LdT Product being conducted by Idenix as of the Amendment Effective Date listed in Exhibit W.

“Region”. Region shall mean each of the following: the US Territory, the Major EU Countries together as one region and the Rest of the World Territory.

“Rest of World Territory”. Rest of World Territory shall mean all countries and territories outside of the US Territory and Major EU Countries.
     1.3 Removed Definitions. The following defined terms in Article 1 of the Agreement are deleted:
     “Co-Brands” or “Co-Branding”
     “Co-Branding Country”
     “Co-Commercialization Country”
     “Co-Commercialization Provisions”
     “Co-Market” or “Co-Marketing”
     “Co-Marketing Country”
     “Co-Promote” or “Co-Promotion”
     “Co-Promotion Country”
     “Consolidated Co-Commercialization Budget”
     “Consolidated Co-Commercialization Plan”
     “Consolidated Net Sales and Expenses Report”
     “Country Co-Commercialization Budget”
     “Country Co-Commercialization Plan”
     “Country Co-Promotion Report”
     “Detail” or “Detailing”
     “Development Budget”
     “Development Expenses”
     “Development Plan”
     “Joint Country Commercialization Committee”
     “Joint Manufacturing Committee”

     “Joint Operation Committee”
     “Lead Commercialization Party”
     “PDE”
     “Promotion Expenses”
     “Supply Agreement”
     Any remaining references to the above deleted Definitions in the Agreement regarding or in connection with the LdT Product are deleted also to give effect to the Parties’ agreement that Novartis takes over control of Development, Commercialization and Manufacture of the LdT Product and related matters.
ARTICLE 2
MANAGEMENT OF COLLABORATION
     2.1 General. The references to the “Supply Agreement” are deleted. The last sentence of Section 2.1 is deleted and replaced by:
To achieve this and other objectives, the Parties desire to provide for (a) worldwide Development of the LdT Product by Novartis and (b) Manufacture and Commercialization of the LdT Product by Novartis in the Novartis Territory.
     2.3 Committees.
     (a) Joint Steering Committee. Section 2.3(a) shall be read subject to the following:
For all matters in connection with LdT Product, the role of the Joint Steering Committee is limited to the actions set out in Section 2.3 (a) (ii), (vii) and (xi) of the Agreement. For this purpose, Novartis shall provide the JSC with the Commercialization Report and a high-level update of its Development in the Novartis Territory of the LdT Product every [**] months, unless otherwise agreed. Novartis shall also provide appropriate updates on LdT Product launches and challenges faced. In addition, the JSC shall, promptly after Idenix’ request if Idenix is concerned that Novartis is not complying with its obligations in Section 2.1, meet face-to-face to discuss Idenix’ concerns. Subject to the terms and conditions of this Agreement, Novartis shall have full control over Development, Manufacture and Commercialization of the LdT Product and, to the extent the JSC shall decide any matter related to these areas, Novartis shall have a casting vote.
     (b) Joint Operations Committee. Section 2.3 (b) is deleted and any provisions referring to a decision or approval of the JOC shall be deemed references to a decision or approval of Novartis, subject to the terms and conditions of this Agreement.
     (c) Joint Manufacturing Committee. Section 2.3 (c) is deleted and any provisions referring to a decision or approval of the JMC shall be deemed references to a decision or approval of Novartis, subject to the terms and conditions of this Agreement.
     (d) Joint Country Commercialization Committee. Section 2.3 (d) is deleted and any provisions referring to a decision or approval of the JCCC shall be deemed references to a decision or approval of Novartis.
ARTICLE 4
DEVELOPMENT OF PRODUCTS

     4.2 Development Plan. Section 4.2 is deleted.
     4.3 Development Budget. Section 4.3 is deleted.
     4.4 Development Responsibilities. Section 4.4 is deleted and replaced by:
     4.4 Development Responsibilities. Novartis shall use Commercially Reasonable Efforts to carry out Development activities in respect of the LdT Product and to conduct the work in material compliance with all applicable Laws, including, without limitation, Good Practices and export and import control laws. During the [**] day period following the Amendment Effective Date, Idenix and Novartis shall cooperate to transfer to Novartis the Ongoing Clinical Trials, including all related clinical, technical and other relevant reports, records, data, information and materials.
     4.6 Global Harmonized Clinical Trials. Section 4.6 is deleted and replaced by:
     4.6. Global Harmonized Clinical Trials. Novartis shall use Commercially Reasonable Efforts to design and conduct Clinical Trials with respect to LdT and the LdT Product in accordance with the Global Harmonized Clinical Trial Guidelines.
     4.7 Regulatory Filings and Approvals. Sections 4.7 (a), (b) and (c) are deleted and replaced by the Sections set out below. Sections 4.7 (d), (e), (f) and (g) are amended as set out below.
     4.7 Regulatory Filings and Approvals.
     (a) Novartis Territory. In respect of the LdT Product, Novartis shall be the Lead Regulatory Party for the Novartis Territory, and shall own all Registration Filings (including NDAs, INDs and CTAs) and Regulatory Approvals with respect to the LdT Product in the Novartis Territory. Idenix shall not utilize the data contained in any Registration Filing with any Regulatory Authority without Novartis’ prior written consent.
     (b) U.S. Territory. Idenix shall use Commercially Reasonable Efforts within [**] days of the Amendment Effective Date to transfer and assign to Novartis the Registration Filings (including NDAs and INDs) and Regulatory Approval of the LdT Product in the U.S. Territory, and deliver to Novartis the registration certificate, correspondence and complete regulatory file, including all clinical, technical and other relevant reports, records, data, information and materials.
     (c) Assistance. Throughout the Term, Idenix shall provide to the Regulatory Authorities and Novartis all information and assistance to maintain the Registration Filings (including supplements, variations and line extensions) from time to time. The Parties shall consider in good faith appropriate payment to Idenix for time and expense where significant assistance is requested of Idenix.
     (d) Regulatory Coordination. Upon the transfer of the Registration Filings (including NDAs and INDs) and the transfer of the Regulatory Approval of the LdT Product in the U.S. Territory to Novartis, the second sentences in Section 4.7 (d) (i) and (ii) shall be deleted automatically.
     (e) Regulatory Meetings. The second sentence in Section 4.7 (e) is deleted.
     (f) Review of Correspondence. Section 4.7 (f) is deleted.
     (g) Review of Lead Regulatory Party Appointments. Section 4.7 (g) is deleted.

     (i) Pharmacovigilance and Safety Data Exchange. Sections 4.7 (i) (i) and (ii) are deleted and replaced by:
     (i) Pharmacovigilance and Safety Data Exchange.
          (i) Novartis shall be responsible for pharmacovigilance and adverse events reporting with respect to the LdT Product and Idenix shall not communicate with any Regulatory Authority on these issues except at Novartis’ request or with its prior approval, or as required by Law.
          (ii) Idenix shall promptly notify Novartis of all material information coming into its possession during the Term concerning side effects, injury, toxicity or sensitivity reactions, including non-trivial unexpected increased incidence and severity thereof, associated with commercial or clinical uses, studies, investigations or tests with the LdT Product (animal or human), throughout the world, whether or not determined to be attributable to the LdT Product (“Adverse Reaction Reports”). Idenix and its Affiliates shall assist Novartis and its Affiliates by promptly obtaining any follow-up information to the initial report from the reporter as reasonably requested by Novartis or its Affiliate.
          4.8 Manufacturing Capability Development. Section 4.8 is deleted.
ARTICLE 5
PRODUCT COMMERCIALIZATION
     5.1 Supply of Product. Section 5.1 is deleted and replaced by:
     5.1 Manufacture and Supply of LdT Product.
     (a) The Supply Agreement with respect to LdT Product shall be terminated as of the Amendment Effective Date.
     (b) Novartis, its Affiliates or contractors shall manufacture and supply the complete requirements of the LdT Product in the Novartis Territory, in material compliance with all applicable Laws, including, without limitation, Good Practices and export and import control laws.
     (c) Novartis shall bear all costs to manufacture the LdT Product.
     5.2 — 19 Co-Commercialization Countries. The following Sections are deleted in their entirety and replaced by Sections 5.5, 5.10, 5.11, 5.12, 5.18 and 5.19 set out below:
     5.2 Commercialization of Products in Co-Marketing Countries.
     5.3 Commercialization of Products in Co-Commercialization Countries.
     5.4 Co-Commercialization Plans.
     5.5 Distribution and Sale of Product.
     5.6 Field Forces.
     5.7 Detailing.
     5.8 Training.
     5.9 Promotion Materials.
     5.10 Promotional Claims/Compliance.
     5.11 Reporting of Net Sales and Expenses.
     5.12 Country Co-Promotion Reports.
     5.13 Co-Promotion Payments.

     5.14 Medical and Consumer Inquiries.
     5.18 Pirate Goods.
     5.19 Phase IV Clinical Trials
     5.5 Distribution and Sale of the Product. Novartis (or its local Affiliate) shall be responsible for the distribution and sale of the LdT Product and for invoicing and booking sales in the Novartis Territory.
     5.10 Promotional Claims/Compliance. Idenix and its Affiliates shall not carry out any Commercialization of, or make any claim regarding, the LdT Product without Novartis’ approval. Neither Party shall make any medical or promotional claims for the LdT Product beyond the scope of the relevant Regulatory Approval[s] then in effect for the LdT Product or that are beyond the scope of or inconsistent with the approved Novartis Promotional Materials. When distributing information related to the LdT Product or its use (including information contained in scientific articles, reference publications and publicly available healthcare economic information), each Party and their respective Affiliates, shall comply with all applicable Laws (and with respect to the U.S. Territory, in accordance with the Pharmaceutical Research Manufacturers of America Code on Interactions with Healthcare Professionals).
     5.11 Consolidated Net Sales Report. Novartis shall provide to Idenix quarterly a Consolidated Net Sales Report within [**] Business Days (or earlier if practicable) following the end of each calendar quarter provided that this information is available within such period using Novartis’ then-current financial reporting systems.
     5.12 Development and Commercialization Report. Novartis shall provide to the JSC every [**] months, unless otherwise agreed, a Commercialization Report and a high-level update of its Development in the Novartis Territory of the LdT Product.
     5.18 Pirate Goods. Novartis shall use Commercially Reasonable Efforts to prevent the trade in Pirate Goods in the Novartis Territory. Idenix shall inform Novartis promptly where it becomes aware of the trade in Pirate Goods in the Novartis Territory.
     5.19 Phase IV Clinical Trials. Subject to the provisions of this Agreement, Novartis shall use Commercially Reasonable Efforts to comply with any Phase IV Clinical Trial obligations, with respect to the LdT Product in any country in the Territory, imposed by applicable Law or pursuant to the applicable Regulatory Approvals.
ARTICLE 6
LICENSE GRANTS
     6.1 (b) HBV License. Section 6.1 (b) is deleted and replaced by:
          (b) LdT License.
          (i) Subject to the terms and conditions of this Agreement (including the other subsections of this paragraph (b)), Idenix hereby grants to Novartis a right and license (with the right to grant sublicenses only as permitted under Section 6.1(f)) under Idenix’ rights in the Idenix Intellectual Property and in the Joint Intellectual Property to manufacture, have made, use, market and promote, import and export, offer for sale, sell and distribute the LdT Product in the Field within the Novartis Territory during the applicable Country Terms for the LdT Product.
          (ii) The license granted to Novartis in subsection (i) shall be exclusive (even with respect to Idenix) as to the Novartis Territory.
     6.1(f) Sublicensing and Extension of Rights. Section 6.1 (f) is deleted and replaced by:
          (f) Sublicensing and Extension of Rights.
          (i) Subject to Section 6.1 (f) (iv), Novartis may extend to its Affiliates the rights licensed to it pursuant to this Section 6.1, and Novartis may grant to Third Parties sublicenses under the licenses granted to Novartis pursuant to Section 6.1; provided that any sublicense is granted pursuant to a written agreement that subjects the sublicensee to all relevant restrictions, limitations and obligations in this Agreement, provided further that the sublicensee shall not further sublicense except on terms consistent with this Agreement.
          (ii) In the event Novartis wishes to sublicense its entire rights to the LdT Product under this Agreement to a Third Party, it shall provide to Idenix information of the proposed sublicensee reasonably sufficient for Idenix to assess the proposed sublicensee’s capability to perform the task, and obtain Idenix’ prior written consent to sublicense, which Idenix shall not unreasonably withhold or delay.
          (iii) Novartis shall be primarily liable for the failure by the relevant Affiliate or Third Party sublicensee to comply with, and Novartis guarantees to Idenix the compliance by each of its Affiliate or Third Party sublicensees with all relevant restrictions, limitations and obligations in this Agreement.
          (iv) Novartis shall provide Idenix with a copy of each executed sublicense agreement within ninety (90) days after execution in the case of any sublicense agreements that Idenix is required, pursuant to a written agreement with its applicable licensor[s], to provide to its licensor[s].
     6.2(a) Development and Commercialization License. Section 6.2 (a) is deleted.
ARTICLE 8
FINANCIAL PROVISIONS
     8.3 Development Expenses. Section 8.3 is deleted and replaced by:
     8.3 Development Expenses. Novartis shall be solely responsible for all expenses incurred with respect to the Development of LdT and the LdT Product anywhere in the world on or after the Amendment Effective Date.
     8.4 Registration Expenses. Section 8.4 is deleted and replaced by:
     8.4 Registration Expenses. Novartis shall be responsible for Registration Expenses for the LdT Product in the Novartis Territory.
     8.4A Additional Services. Section 8.4A is inserted immediately after Section 8.4:
     8.4A Additional Services. Where Novartis requests Idenix to provide significant time and input by way of assistance from time to time outside the

Transition Agreement, the Parties shall use good faith efforts to agree on the scope of work, payment, expenses and other relevant terms as appropriate before starting work.
     8.8A Royalty. Section 8.8A is inserted immediately after Section 8.8:
     8.8A Royalty.
     (a) Novartis shall pay to Idenix a royalty on Net Sales of the LdT Product by Novartis, its Affiliates and Third Party sublicensees in the Novartis Territory, at the respective rates for the U.S. Territory, Major EU Countries and Rest of World Territory, for the respective Country Terms, as follows:

Royalty Rate for Net Sales in Region
			Major EU		Rest of World
Annual Net Sales of LdT Product	U.S.		Countries		Territory
Less than or equal to US$[**]	[**]	%	[**]	%	[**]	%
More than US$[**] and less than or equal to US$[**]	[**]	%	[**]	%	[**]	%
More than US$[**] and less than or equal to US$[**]	[**]	%	[**]	%	[**]	%
More than US$[**]	[**]	%	[**]	%	[**]	%
     (b) The amount of Net Sales per Region for each royalty tier shall be based on the percentage the particular Region’s Net Sales are of the total Net Sales.
Example:
If Net Sales are US$[**] in the first quarter and US$[**] in the second quarter, and of the US$[**], US$[**] is from the US, US$[**] from the Major EU Countries, and US$[**] from the Rest of World Territory.
For the second quarter:
[**]% of the Net Sales would be apportioned to the US; [**]% to the Major EU Countries; and [**]% to the Rest of World.
The total royalties payable would equal the sum of the royalties payable under the remaining portion of the first tier and the amount payable under of the second tier, i.e. the sum of:
     (i) the first tier of royalties, which is the sum of [**]% of US$[**]% of the US$[**] from the first tier) for the US, [**]% of US$[**] for the Major EU Countries, plus [**]% of US$[**]; and
     (ii) the second tier of royalties, which is [**]% of US$[**]% of US$[**], plus [**]% of US$[**].
     Thus, the total royalties payable for the second calendar quarter would equal US$[**].
     (c) For:

     (i) [**] that Novartis [**] with respect to the LdT Product [**] in the Novartis Territory [**]; or
     (ii) [**] where Novartis has [**], if Novartis [**];
then the royalty payments [**] that Novartis would otherwise be required to make pursuant to Section 8.8A in respect of the affected country [**].
     (d) If there is a reduction under Section 8.8A(d) for a country, the reduction for the country shall be based on the weighted average royalty rate for that country.
Example:
If Net Sales are US$[**] in the first quarter and $[**] in the second quarter; of the US$[**], US[**] is from the US, US$[**]from the Major EU Countries, and US$[**] from the Rest of World Territory; and Market Exclusivity Rights are lost or not obtained in France where there were US$[**] Net Sales for that quarter.
For the second quarter, the royalty calculated for the Net Sales for France, without regard to the reduced rate, would be [**], that is US$[**].
The average weighted royalty rate would equal US$[**] / US$[**], or [**]%.
The royalty rate reduction would then equal [**]% of the amount, that is US$[**].
     (e) With its quarterly Consolidated Net Sales Report under Section 5.11, Novartis shall provide to Idenix its calculation of the royalty payable for the Novartis Territory by Region. Idenix shall invoice Novartis for the royalty. Novartis shall pay Idenix the royalty within [**] days after its receipt of the invoice.
     8.10 Audits. Idenix’ rights to audit Novartis in respect of the LdT Product shall be limited to verifying the basis and accuracy of reporting and payment made by Novartis to Idenix under Sections 5.11, 8.6 and 8.8A. The remaining terms of Section 8.10 shall continue to apply to any audit conducted pursuant to this Section.
     8.13 Currency Exchange. Section 8.13 is deleted and replaced by:
     8.13 Currency Exchange. With respect to Net Sales invoiced and/or expense incurred, all amounts shall be expressed in U.S. dollars. When conversion of payments from any foreign currency is required to be undertaken by Novartis, the U.S. dollar equivalent shall be calculated using Novartis’ then-current standard exchange rate methodology as applied in its external reporting. All payments shall be made in U.S. dollars.
ARTICLE 9
CONFIDENTIAL INFORMATION
     9.5 Publicity. Section 9.5 is deleted and replaced by:
     9.5 Publicity. Novartis shall have responsibility for and have control over press releases, public announcements and other communication relating to this Amendment No. 4 and to the LdT Product in the Territory, and may do so as it reasonably determines; provided, that, with respect to any such communication which describes the Agreement or the relationship between the Parties, Idenix shall receive prior notice of, and a right to review, the intended press release or public announcement if practicable under the circumstances and Novartis shall in good faith consider any comments from Idenix with respect to such description. Idenix may issue a press release or public announcement relating to this Amendment No. 4 or the LdT Product subject to the prior written approval of Novartis, which approval shall not be unreasonably withheld. Idenix may issue a press release or public announcement on these subject matters if required by Law, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or NASDAQ; provided that Idenix shall provide to Novartis [**] days prior notice of the intended press release or public announcement, if practicable under the circumstances, and Idenix shall include in the press release or public announcement only information relating to the LdT Product or this Amendment No. 4 as is required by Law.
ARTICLE 10
INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS
     10.1(aa) Idenix Solely Owned LdT Product Patent Rights. Section 10.1 (aa) is inserted immediately after Section 10.1(a):
     10.1(aa) Idenix Solely Owned LdT Product Patent Rights. Idenix shall assign all its rights, title and interest in and to its solely-owned LdT Product Patent Rights to Novartis set out in Exhibit Y (“Idenix Solely Owned LdT Product Patent Rights”). The Parties have executed the confirmatory assignment for the Idenix solely-owned LdT Product Patent Rights set out in Exhibit U1 to this Amendment No. 4. Idenix shall provide all information and assistance that is helpful to facilitate the transfer and registration of the assignment of the LdT Product Patent Rights or as specifically requested to be supplied, and deliver to Novartis the registration certificates, correspondence and complete file, including all reports, records, data, information and materials. Idenix shall facilitate the continued prosecution of those Patent Rights, including instruction and continued use of Idenix local counsel. Idenix shall assist Novartis in the preparation, prosecution and enforcement of those Patent Rights, including execution of all documents reasonably deemed necessary. Novartis shall reimburse Idenix’ external costs and expenses for work undertaken at its request promptly.
     10.2(aa) Idenix Co-Owned LdT Product Patent Rights. Section 10.2 (aa) is inserted immediately after Section 10.2(a):
     10.2(aa) Idenix Co-Owned LdT Product Patent Rights. Notwithstanding Section 10.2(a), Idenix shall be responsible at its own cost and expense for prosecution and maintenance of the LdT Product Patent Rights co-owned by Idenix set out in Exhibit Z (“Idenix Co-Owned LdT Product Patent Rights”). Idenix shall keep Novartis fully informed on progress of prosecution and provide Novartis with electronic access to its computer records. If at any time Novartis so requests, Idenix shall act in accordance with Novartis’ instructions and use Commercial Reasonable Efforts to assist Novartis in obtaining assignment of the Idenix LdT Product Patent Rights, on terms acceptable to Novartis. Novartis shall reimburse Idenix’ external costs and expenses for work undertaken at its rerquest promptly.
     10.2(c) Cooperation. The second sentence of Section 10.2(c) is deleted.

     10.2(d) Regulatory Matters and Extensions. The fifth sentence of Section 10.2(d) is deleted and replaced by:
Novartis shall decide on which if any of the LdT Product Patent Rights Novartis Patent Rights, Idenix Patent Rights and Joint Patent Rights for which to seek an extension of term including pediatric exclusivity applicable to the LdT Product, and the Parties shall cooperate and bear the costs thereof in the same manner as the Parties bear the expenses for the filing, prosecution and maintenance of such Patent Rights in accordance with the provisions of this Section 10.2.
     10.3 (aa) Idenix Licensed-In LdT Product Patent Rights. Section 10.3 (aa) is inserted immediately after Section 10.3 (a):
     10.3(aa) Idenix Licensed-In LdT Product Patent Rights. At Novartis’ request, Idenix shall transfer to Novartis, to the extent possible, all rights it has under Idenix licensed-in LdT Product Patent Rights and Know-How (“Idenix Licensed-In LdT Product Patent Rights”), including but not limited to the one set out in Exhibit AA. Idenix shall be responsible for royalty and license payments due to the licensor of the Idenix Licensed-In LdT Product Patent Rights. The Parties shall agree in good faith on the allocation of costs related to the assignment before undertaking the assignment.
     10.3 (b) Co-Commercialization Countries and Co-Marketing Countries. Section 10.3 (b) is deleted.
     10.4 Claimed Infringement. Section 10.4 is deleted and replaced by:
     10.4 Claimed Infringement. The provisions of this Section 10.4 shall be subject to the provisions of Section 11.5, which shall govern as to both costs and procedures in the event of infringement actions relating to the LdT Product brought by a Third Party against Novartis and/or Idenix in which the Third Party claim[s], if true, would constitute a breach of representation, warranty or obligation covered by Section 11.5.
     (a) Notice. If either Party or its Affiliates shall learn of a claim or assertion that Development, Manufacture, use, marketing, promotion, importation, exportation, offer for sale, sale or distribution of the LdT Product infringes or otherwise violates the intellectual property rights of any Third Party (a “Claimed Infringement”), then the Party (or its Affiliate) becoming so informed shall promptly notify the other Party of the Claimed Infringement in writing.
     (b) Procedures. Novartis shall determine the appropriate course of action with respect to any Claimed Infringement brought in any country. Idenix shall assist and cooperate in infringement litigation at Novartis’ (or its Affiliates’) reasonable request and expense. Each Party shall provide to the other Party copies of any notices it receives from Third Parties regarding any patent nullity actions or any declaratory judgment actions. Notices shall be provided promptly, but in no event after more than fifteen (15) days following receipt. For clarification purposes and without limitation to any other provisions of this Agreement, the rights and obligations of the Parties under this paragraph shall be subject to the provisions of Sections 8.7 and 11.5.
     10.5 Patent Invalidity Claim. Section 10.5 is deleted and replaced by:
     10.5(a) Patent Invalidity Claim. If a Third Party at any time asserts a claim that any Collaboration Intellectual Property is invalid or otherwise unenforceable (an “Invalidity Claim”), whether as a defense in an infringement action brought by [a]

Party[ies] pursuant to Section 10.3, in an action brought against [a] Party[ies] under Section 10.4 or otherwise, the Party becoming aware of such assertion shall promptly notify the other Party in writing of such claim. Novartis shall determine the appropriate course of action with respect to any Invalidity Claim brought in any country. Idenix and its Affiliates shall, and shall use their Commercially Reasonable Efforts, and at Idenix’ and its Affiliates’ sole expense, to cause Idenix’ or its Affiliates’ co-owners of LdT Product Patent Rights to, assist and cooperate with Novartis in the preparation and formulation of such response, and in taking other steps reasonably necessary to respond, to such Invalidity Claim, including, if applicable, by joining as a party to any action, so long as Idenix or its Affiliates remain as co-owners of LdT Product Patent Rights .
     10.5(b) Paragraph IV Notice. In the event that Idenix or its Affiliates receives a patent certification notice in accordance with 21 U.S. C. §§ 355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV), as amended (a “Paragraph IV Notice”), relating to the LdT Product Patent Rights, Idenix, its Affiliates and co-owners of LdT Product Patent Rights shall provide a copy of such Paragraph IV Notice to Novartis promptly and in any event within [**] Business Days after receipt.
     10.8 Trademarks. Section 10.8 is amended to include Section 10.8 (aa) immediately after Section 10.8(a). Section 10.8 (b) and (g) are deleted and replaced as set out below. Sections 10.8 (c), (d), (e) and (h) are deleted.
     (aa) Idenix assigns all its rights, title and interest in and to the Product Trademarks and TYZEKA domain names, and all goodwill therein, to Novartis or its Affiliate. The Parties have executed, or shall execute, the confirmatory assignment for the Product Trademarks set out in Exhibit U2 to this Amendment No. 4. Idenix shall provide all information and assistance that is helpful to facilitate the transfer and registration of the assignment of the Product Trademarks or as specifically requested to be supplied, and deliver to Novartis the registration certificates, correspondence and complete file, including all reports, records, data, information and materials. Novartis shall reimburse Idenix’ external costs and expenses for work undertaken at its request promptly.
     (b) The LdT Product shall be promoted and sold, in accordance with the provisions of this Agreement in the Novartis Territory under the Product Trademarks. Novartis (or its local Affiliate or Third Party licensee as appropriate) shall own and retain all rights to, and all goodwill associated with the Product Trademarks in or specific to any country in the Novartis Territory. Novartis shall own rights to any Internet domain names incorporating the applicable Product Trademarks or any variation or part of the Product Trademarks as its URL address or part of the address in the Novartis Territory. Novartis shall use Commercially Reasonable Efforts to obtain, maintain and enforce the Product Trademarks during the Term.
     (g) Novartis shall use Commercially Reasonable Efforts to establish, maintain and enforce the Product Trademarks during the Term, and shall bear the costs of such efforts.
     10.9 Assistance. Section 10.9 is inserted immediately after Section 10.8
     10.9 Assistance. At Novartis’ sole discretion and request, Idenix shall provide all assistance (including but not limited to document provision and expert assistance) for patent infringement litigation or its preparation. Novartis shall reimburse Idenix’ external costs and expenses for work undertaken at its request promptly.

     10.10 License Back — LdT Product Patent Rights. Section 10.10 is inserted immediately after Section 10.9
     10.10 License Back — LdT Product Patent Rights. Novartis grants to Idenix, for the period of validity of patents within the LdT Product Patent Rights, a perpetual, unrestricted, royalty free, fully paid up, worldwide, irrevocable non-exclusive license to the LdT Product Patent Rights that were assigned to Novartis by or pursuant to this Amendment No. 4, to practice, make and use the inventions, ideas and information embodied in those Patent Rights, and to make, use, sell, lease or import products, services, processes, methods and materials embodying or deriving from the inventions, ideas and information in those Patent Rights, excluding any use related to the making, using, selling, leasing or importing of the LdT Product (or any portion thereof), any component thereof or any product or service directed at HBV or HDV.
ARTICLE 11
REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANT: INDEMNIFICATION
     11.5(d) and (e) Indemnification. Section 11.5 is amended to include Section 11.5 (d) and (e) immediately after Section 11.5(c)(v):
     (d) University of Alabama proceedings and [**] proceedings. Idenix shall retain sole responsibility for the defense and costs of and (if any) payment of damages arising from any existing, pending or future proceedings related to the University of Alabama relating to LdT, or related to [**]. Idenix shall update Novartis promptly and regularly concerning the proceedings referred to above related to the University of Alabama and [**].
     (e) Idenix represents and warrants that to the best of its knowledge the Patent Rights listed in Exhibits Y, Z and AA are a complete list of all Patent Rights owned, co-owned or licensed in by Idenix and its Affiliate, or under their control, relating to LdT Product.
ARTICLE 12
TERM AND TERMINATION
     12.6(b) Effect of Termination. Section 12.6(b) is deleted and replaced as set out below:
     12.6(b) Effect of Termination. Upon termination of this Agreement by Idenix pursuant to Section 12.3 or Section 12.5, or by Novartis pursuant to Section 12.4, with respect to the LdT Product (whether through a Product/Drug Specific Termination, a Country-Specific Termination or an Entire Agreement Termination), then with respect to the LdT Product:
          (i) all licenses (or, in the event of a Country-Specific Termination, all licenses with respect to the LdT Product in the relevant country[ies], or in the event of a Product/Drug Specific Termination, all licenses with respect to the LdT Product or LdT, as applicable) granted by Idenix to Novartis shall terminate;
          (ii) at the election of Idenix made on or before the effective date of termination, Idenix shall obtain the licenses relevant to the LdT Product that had been or would have been granted to Idenix pursuant to Section 6.2 of the Prior Agreement (which licences shall be on an irrevocable, perpetual and exclusive basis)

or to Section 12.5 (c) of the Supply Agreement, each as in effect as on the Amendment Effective Date: provided that if election is not made on or before the effective date of termination, no such licenses shall be granted;
          (iii) Idenix may exercise all other rights, and Novartis shall be bound to all other obligations, described in the relevant termination and survival provisions of the Prior Agreement and Section 12.5 (c) of the Supply Agreement, as in effect immediately before the Amendment Effective Date, as if this Amendment No. 4 had not become effective;
          (iv) Novartis shall immediately assign to Idenix all right, title and interest in and to Product Trademarks and the TYZEKA domain names, and all goodwill for each specific country this Agreement is terminated in respect of the LdT Product; and
          (v) Novartis shall use reasonable efforts to assist in the transfer of the LdT Product and LdT Product Patent Rights to Idenix to the extent appropriate.
ARTICLE 13
MISCELLANEOUS
     13.5 Integration. Section 13.5 is amended to include reference to this Amendment No.4 and the Transition Agreement.
EXHIBITS
     The following Exhibits are deleted with respect to the LdT Product:
          Exhibit D — Supply Agreement
          Exhibit G — Procedures for Adverse Event and Other Safety Data Exchange, Notification and Reporting
          Exhibit H — Development Plans
          Exhibit M — Regulatory Tasks in U.S. Territory
          Exhibit N — Example of Adjustment for Failure to Perform PDEs
          Exhibit O — Commercialization and Marketing Guidelines
     The following Exhibits are added:
          Exhibit U1 — LdT Product Patent Rights Assignment
          Exhibit U2 — Trademark Assignment
          Exhibit V — Transferring Agreements, To Be Decided Agreements, and Rejected Agreements
          Exhibit W — Ongoing and Planned Clinical Trials
          Exhibit X — Redacted Amendment No. 4
          Exhibit Y — Idenix Solely Owned LdT Product Patent Rights
          Exhibit Z — Idenix Co-Owned LdT Product Patent Rights
          Exhibit AA — Idenix In-Licensed LdT Product Patent Rights
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Exhibit U1
LdT Product Patent Rights Assignment
PATENT ASSIGNMENT
     This Patent Assignment is made on [???] between [???](“Assignor”) and [???] (“Assignee”).
INTRODUCTION
     The Assignor and the Assignee are parties to a Development, License and Commercialization Agreement, as amended on the same date as this Patent Assignment (the “DLC Agreement”), where the Assignor agreed to assign to the Assignee the Patent Rights (as defined below).
     IN CONSIDERATION good and valuable consideration, including the mutual covenants under the DLC Agreement, the parties agree:
1. Patent Rights. “Patent Rights” shall mean the patents and patent applications identified in the Schedule and all substitutions, divisions, continuations, continuations-in-part, reissues, reexaminations and extensions thereof and supplemental protection certificates relating thereto, and all counterparts thereof or substantial equivalents in any country and any applications for any of the above, including all rights to any of the above obtained through a license or other agreement or arrangement with a third party.
2. Assignment. The Assignor assigns to the Assignee all of its title, rights and interest throughout the world in the Patent Rights and all rights, claims and privileges relating to them, including, without limitation, the right to sue and recover damages for past, present and future infringement of the Patent Rights, and the right to prosecute and maintain the applications and registrations for the Patent Rights.
3. Authorization. By this Patent Assignment, the Assignor authorizes empowered officials at patent offices to transfer all applications and registrations for the Patent Rights to the Assignee as assignee of the entire title, right and interest in the Patent Rights or otherwise as the Assignee may direct, in accordance with this Patent Assignment, and to issue to the Assignee all patents which may issue with respect to any applications.
4. Post-execution Steps. The Assignor will take all action and execute documents requested by the Assignee from time to time that is reasonably necessary to vest fully or perfect in the Assignee all title, right and interest in the Patent Rights. The above will include providing reasonable assistance, documents and information useful or necessary to prosecute any application to register or maintain a registration for the Patent Rights, and cooperating in the prosecution, defense and enforcement of the Patent Rights, at the expense of the Assignee.
5. Terms. Notwithstanding the above, no provision of this Patent Assignment will in any way affect the express provisions (including the representations, warranties, indemnity, rights or obligations) in the DLC Agreement. In the event of any conflict or inconsistency between the terms of this Assignment and the terms of the DLC Agreement, the DLC Agreement prevails.
6. Execution and delivery. This Patent Assignment may be executed in one or more counterparts, each of which when executed will be deemed to be an original and all of which taken together will constitute one agreement. Delivery of an executed counterpart of a signature page of this Patent Assignment by facsimile will be effective as delivery of the actual executed counterpart of this Patent Assignment.
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2
SCHEDULE
Patent Rights

EXECUTION The Assignor and Assignee execute this Patent Assignment as of the date set out above.

ASSIGNOR:	ASSIGNEE:

[NAME OF COMPANY]	[NOVARTIS ENTITY]

By:	By:

Name:		Name:
Title:		Title:

By:

Name:
Title:

Exhibit U2
Trademark Assignment
TRADEMARK ASSIGNMENT
     This Trademark Assignment is made on [???] between [???](“Assignor”) and Novartis AG,, 4002 Basel, Switzerland (“Assignee”).
INTRODUCTION
     The Assignor and the Assignee are parties to a Development, License and Commercialization Agreement, as amended on the same date as this Trademark Assignment (the “DLC Agreement”), where the Assignor agreed to assign to the Assignee the Trademarks (as defined below).
     IN CONSIDERATION good and valuable consideration, including the mutual covenants under the DLC Agreement, the parties agree:
1. Trademarks. “Trademarks” means the trade names, trademarks, service marks, trade dresses, logos, designs and slogans, in word mark, stylized and/or design formats which are the subject of the registrations and pending applications identified in the Schedule.
2. Assignment. The Assignor assigns to the Assignee all of its title, rights and interest throughout the world in the Trademarks, and the applications and registrations relating to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and all rights, claims and privileges pertaining to them, including, without limitation, the right to sue and recover damages for past, present and future infringement of the Trademarks, and the right to prosecute and maintain trademark applications and registrations for the Trademarks.
3. Authorization. By this Trademark Assignment, the Assignor authorizes empowered officials at trademark offices to transfer all applications and registrations for the Trademarks to the Assignee as assignee of the entire title, right and interest in the Trademarks or otherwise as the Assignee may direct, in accordance with this Trademark Assignment, and to issue to the Assignee all registrations which may issue with respect to any applications for the Trademarks.
4. Post-execution Steps. The Assignor will take all action and execute documents requested by the Assignee from time to time that is reasonably necessary to vest fully or perfect in the Assignee all title, right and interest in the Trademarks. The above will include providing reasonable assistance, documents and information useful or necessary to prosecute any application to register or maintain a registration for the Trademarks, and cooperating in the prosecution, defense and enforcement of the Trademarks, at the expense of the Assignee.
5. Terms. Notwithstanding the above, no provision of this Trademark Assignment will in any way affect the express provisions (including the representations, warranties, indemnity, rights or obligations) in the DLC Agreement. In the event of any conflict or inconsistency between the terms of this Assignment and the terms of the DLC Agreement, the DLC Agreement prevails.
6. Execution and delivery. This Trademark Assignment may be executed in one or more counterparts, each of which when executed will be deemed to be an original and all of which taken together will constitute one agreement. Delivery of an executed counterpart of a signature page of this Trademark Assignment by facsimile will be effective as delivery of the actual executed counterpart of this Trademark Assignment.
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2
SCHEDULE
Trademarks

	Application	Application	Registration		Date First
Trademark	Serial No.	Filing Date	Number	Registration Date	Used

EXECUTION The Assignor and Assignee execute this Trademarks Assignment as of the date set out above.

ASSIGNOR:	ASSIGNEE:

NOVARTIS AG	[NOVARTIS ENTITY]

By:	By:

Name:		Name:
Title:		Title:

By:

Name:
Title:

Exhibit V
Transferring Agreements, To Be Decided Agreements and Rejected Agreements
Agreements (a) of less than USD[**] annual value or (b) with contractual term remaining of less than [**] from the Amendment Effective Date shall not be included unless agreed with Novartis.

To Be
			Transferring	Decided	Rejected
1.	Third Party Name	Contract Title & Date	Agreement	Agreement	Agreement
2.	[**]	[**]		X
3.	[**]	[**]		X
4.	[**]	[**]		X
5.	[**]	[**]		X
6.	[**]	[**]		X
7.	[**]	[**]		X
8.	[**]	[**]		X
9.	[**]	[**]		X
10.	[**]	[**]		X
11.	[**]	[**]		X
12.	[**]	[**]		X
13.	[**]	[**]		X Note 1.
14.	[**]	[**]		X
15.	[**]	[**]		X
16.	[**]
17.	[**]	[**]		X
18.	[**]
19.	[**]			X
20.	[**]	[**]		X
21.	[**]	[**]		X
22.	[**]	[**]	X
23.	[**]	[**]	X
24.	[**]	[**]	X
25.	[**]	[**]		X

To Be
			Transferring	Decided	Rejected
1.	Third Party Name	Contract Title & Date	Agreement	Agreement	Agreement
26.	[**]	[**]		X
27.	[**]	[**]		X
28.	[**]	[**]		X
29.	[**]	[**]			X Note 4.
30.	[**]	[**]			X Note 4.
31.	[**]	[**]			X
32.	[**]	[**]			X
33.	[**]	[**]			X
34.	[**]	[**]		X
35.	[**]	[**]		X
36.	[**]	[**]		X
37.	[**]	[**]			Note 3.
38.	[**]	[**]		X
39.	[**]	[**]		X
40.	[**]	[**]		X
41.	[**]	[**]		X
42.	[**]	[**]		X
43.	[**]	[**]		X
44.	[**]	[**]			X
45.	[**]	[**]		X
46.	[**]	[**]		X
47.	[**]	[**]		X
48.	[**]	[**]		X
49.	[**]	[**]		X
50.	[**]	[**]		X
51.	[**]	[**]			X
52.	[**]	[**]			X
53.	[**]	[**]			X
54.	[**]	[**]		X

To Be
			Transferring	Decided	Rejected
1.	Third Party Name	Contract Title & Date	Agreement	Agreement	Agreement
55.	[**]	[**]			X
56.	[**]	[**]			X
57.	[**]	[**]		X
58.	[**]	[**]			X
59.	[**]	[**]		X
60.	[**]	[**]		X
61.	[**]	[**]		X
62.	[**]	[**]		X
63.	[**]	[**]			X
64.	[**]	[**]		X
65.	[**]	[**]			X
66.	[**]	[**]		X
67.	[**]	[**]		X
68.	[**]	[**]		X
69.	[**]	[**]			Note 2.
70.	[**]	[**]			Note 2.
71.	[**]	[**]			Note 2.
72.	[**]	[**]			Note 2.
73.	[**]	[**]		X
74.	[**]	[**]		X
75.	[**]	[**]			X
76.	[**]	[**]			X
77.	[**]	[**]			X
78.	[**]	[**]			X
79.	[**]	[**]			X
80.	[**]	[**]		X
81.	[**]	[**]		X
82.	[**]	[**]		X
83.	[**]	[**]		X
84.	[**]	[**]		X

To Be
			Transferring	Decided	Rejected
1.	Third Party Name	Contract Title & Date	Agreement	Agreement	Agreement
85.	[**]	[**]		X
86.	[**]	[**]		X
87.	[**]	[**]		X
88.	[**]	[**]		X
89.	[**]	[**]		X
Notes

1.	[**].

2.	[**].

3.	[**].

Exhibit W
Ongoing and Planned Clinical Trials
Note: “CSR” means Clinical Study report

Study	Study Description	Status
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

Exhibit X
Redacted Amendment No. 4

Exhibit Y
Idenix Solely Owned LdT Patent Rights
I. IDX 1004 “Methods of Treating Hepatitis Delta Virus Infection with β-L-2’-Deoxynucleosides”
(Assignee: Idenix)
Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
[**]

Exhibit Z
Idenix Co-Owned LdT Product Patent Rights
Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
[**]

Exhibit AA
Idenix Licensed-In LdT Product Patent Rights
Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
[**]